Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated June 26, 2012 (except for Note 1b and Note 10 to which the date is December 10, 2012), in the Registration Statement (Form S-1) and related Prospectus of LabStyle Innovations Corp. (A Development Stage Company) dated January 16, 2013.

Tel-Aviv, Israel January 16, 2013	/s/ Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global